UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 13, 2016
ON THE MOVE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-198776	46-1169948
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12355 Hagen Ranch Road, Suite 604, Boynton Beach, FL	33437
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561)732-4670 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sale of Equity Securities.

Following the filing of the Certificate of Amendment to our Amended and Restated Articles of Incorporation creating the New Series A Preferred described elsewhere in this report, On The Move Corporation will issue 2,000,000 shares of this security to Stewart's All American Corp. ("Stewart's") as consideration under the terms of the Area Development Agreement we entered into on December 4, 2015 with Stewart's which was previously disclosed in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 16, 2015.  The shares will be valued at $2.5 million.  The recipient is an accredited investor and the issuance will be exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2016 we filed a Certificate of Amendment to our Amended and Restated Articles of Incorporation which: (i) eliminated a previously designated a series of our preferred stock, consisting of 4,000,000 shares and titled Series A Convertible Preferred Stock (the "Prior Series A Preferred"); (ii) designated a new series of our preferred stock consisting of 2,000,000 shares which was titled Series A Convertible Preferred Stock (the "New Series A Preferred"); and (iii) designated a new series of our preferred stock consisting of 3,000,000 shares which was titled Series B Convertible Preferred Stock (the "Series B Preferred").  No shares of the Prior Series A Preferred had ever been issued.

The designations, rights and preferences of the New Series A Preferred include:

•	each share has a stated value of $1.25;
•	the shares of New Series A Preferred rank senior to our common stock but junior to our Series B Preferred;
•	the shares pay no dividends and have no voting rights, except as may be provided under Nevada law;
•	in the event of a liquidation or winding up of our company, the holders of the New Series A Preferred are entitled to a liquidation preference prior to any junior securities of $1.25 per share;
•	each share is convertible at the option of the holder into shares of our common stock on a one for one basis; provided; however, without our prior written consent no more than an aggregate of 200,000 shares of New Series A Preferred may be converted by the holder into shares of common stock every six months;
•	the conversion formula is subject to prorata adjustment in the event of a stock split, stock dividend, recapitalization or similar corporate event; and
•	the shares are not redeemable by us.

The designations, rights and preferences of the Series B Preferred include:

•	each share has a stated value of $1.00;
•	the shares of Series B Preferred rank senior to our common stock and our New Series A Preferred;
•	the shares pay no dividends and have no voting rights, except as may be provided under Nevada law;
•	in the event of a liquidation or winding up of our company, the holders of the Series B Preferred are entitled to a liquidation preference prior to any junior securities of $1.00 per share;
•	each share is convertible at the option of the holder into shares of our common stock on a one for one basis;
•	the conversion formula is subject to prorata adjustment in the event of a stock split, stock dividend, recapitalization or similar corporate event; and
•	we have the right to redeem all or any portion of the Series B Preferred at a per share price equal to the stated value of $1.00 per share.

The foregoing summary of the designations, rights and preference of the New Series A Preferred and the Series B Preferred is qualified in its entirety by reference to the Certificate of Amendment to our Amended and Restated Articles of Incorporation, a copy of which is filed as Exhibit 3(e) to this report.

Item 9.01     Exhibits.

Exhibit No.	Description

3(e)	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed on January 13, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
On The Move Corporation

Date: January 18, 2016	By: /s/ Richard Reitano
Richard Reitano, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3(e)	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed on January 13, 2016.